SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to sec. 240.14a-12

WEGENER CORPORATION

(Name of Registrant as Specified in its Charter)

RADYNE COMSTREAM INC.
WC ACQUISITION

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which Offer and a subsequent merger applies:

(2) Aggregate number of securities to which Offer and a subsequent merger applies:

(3) Per unit price or other underlying value of Offer and a subsequent merger computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of Offer and a subsequent merger: (5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PRESS RELEASE

Radyne ComStream Extends Cash Tender Offer For Shares Of Wegener Corporation Until
Expiration Date for Thursday, June 19, 2003

PHOENIX, AZ – May 21, 2003 — Radyne ComStream Inc. (Nasdaq: RADN; Warrants: RADNW) today announced that it has extended the expiration date for its offer to purchase all of the outstanding publicly held shares of Wegener Corporation (NASDAQ: WGNR) at a price of $1.55 per share, on the terms and conditions set forth in its Offer to Purchase and the related Letter of Transmittal for the offer. The offer, which was scheduled to expire at 12:00 Midnight, Eastern Daylight time, on Wednesday, May 21, 2003, has been extended until 12:00 Midnight, Eastern Daylight time, on Thursday, June 19, 2003.

The depositary for the offer has advised Radyne ComStream that, as of 5:00 p.m., Eastern Daylight time, on Wednesday, May 21, 2003, an aggregate of approximately 1,230,000 shares of Wegener common stock had been tendered to Radyne ComStream in the offer.

Radyne ComStream intends to conduct a consent solicitation to elect nine nominees to Wegener’s Board of Directors. It will extend the tender offer further as necessary to complete the consent solicitation and, if elected, to allow the new Board to consider whether to support the tender offer and repeal or negate various anti-takeover devices recently implemented by the existing Board in order to preclude stockholders from tendering into the offer.

For additional information on the offer, Wegener stockholders may contact Georgeson Shareholder Communications, Inc. toll-free at (866) 203-9357.

Notice for Wegener Stockholders

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer is being made only through an offer to purchase and related letter of transmittal, each of which were filed with the Securities and Exchange Commission on April 23, 2003. Wegener stockholders and other interested parties are urged to read Radyne ComStream’s tender offer statement and other relevant documents filed with the SEC because they will contain important information. Investors and stockholders may obtain a free copy of these statements and other relevant documents at the SEC’s Web site, www.sec.gov, or from Radyne ComStream Inc. at 3138 East Elwood Street Phoenix, AZ 85034, Attn: Investor Relations.

In addition, this press release should not be construed to constitute a solicitation of any consent. Radyne ComStream is filing a preliminary consent statement and other solicitation materials with the SEC relating to Radyne ComStream’s solicitation of written consents from the stockholders of Wegener Corporation. Investors and security holders are strongly advised to read the definitive consent statement, when available, because it will contain important information. The definitive consent statement will be filed by Radyne ComStream with the SEC. Investors and stockholders may obtain a free copy of these statements and other relevant documents at the SEC’s Web site, www.sec.gov, or from Radyne ComStream Inc. at 3138 East Elwood Street Phoenix, AZ 85034, Attn: Investor Relations.

The identity of people who, under SEC rules, may be considered “participants in the solicitation” of Wegener Corporation stockholders and their holdings of Wegener common stock are contained in Radyne ComStream’s filings with the SEC under regulation 14A.

About Radyne ComStream

Radyne ComStream designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The company, through its Tiernan subsidiary (www.tiernan.com), is a supplier of HDTV and SDTV encoding and transmission equipment. Its Armer subsidiary (www.armercom.com) provides innovative solutions for the integration and installation of turnkey communications systems. The company has offices in the U.S. located in Phoenix, San Diego and Boca Raton, and internationally in Singapore, Beijing, Jakarta and London. The company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information visit our web site at www.radn.com.

Contact: Rich Johnson, Chief Financial Officer, Radyne ComStream, 602.437.9620

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “intends” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, those that relate to consummation of the tender offer and the consent solicitation, together with any other statements that are not historical. These statements are based on management’s current expectations and involve risks and uncertainties which include whether the conditions to the tender offer will be satisfied, and the application of certain anti-takeover provisions contained in Wegener Corporation’s Certificate of Incorporation and in the Delaware General Corporation Laws. Radyne ComStream wishes to caution the reader that these factors, as well as other factors described in Radyne ComStream’s SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Other factors that may affect forward-looking statements and the Company’s business generally include but are not limited to:

•	Radyne ComStream’s failure to receive a sufficient number of consents from Wegener stockholders;

•	Radyne ComStream’s failure to obtain at least a majority of Wegener’s outstanding shares of common stock in the tender offer;

•	Prospects of the international markets and global economy given that Radyne ComStream depends heavily on international sales;

•	A downturn in the evolving telecommunications and Internet industries;

•	Risk factors and cautionary statements made in Radyne ComStream’s Annual Report on Form 10-K for the period ended December 31, 2002 and Quarterly Report on Form 10-Q for the period ended March 31, 2003;

•	The effect that acts of international terrorism may have on Radyne ComStream’s ability to ship products abroad; and

•	Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements.

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